ARTICLES SUPPLEMENTARY
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                              LEUTHOLD FUNDS, INC.


          Pursuant to Section 2-208.1 of the Maryland General Corporation Law (the "MGCL"), Leuthold Funds, Inc., having its registered office in Baltimore, Maryland (the "Company"), does hereby certify to the State Department of Assessments and Taxation of Maryland (the "Department") that:

          FIRST: The Company is registered as an open-end investment company under the Investment Company Act of 1940.

          SECOND: Pursuant to Section 2-105(c) of the MGCL and Article IV of the Company's Articles of Incorporation, the Board of Directors of the Company duly adopted on March 27, 2000 resolutions: (a) increasing the total number of shares of Common Stock, $0.0001 par value, that the Company has authority to issue pursuant to Article IV of the Company's Articles of Incorporation from 500,000,000 shares to 1,000,000,000 shares; and (b) authorizing and directing the filing of these Articles Supplementary for record with the Department.

          THIRD: (a) The total number of shares of stock which the Company was heretofore authorized to issue was 500,000,000 shares of Common Stock, $0.0001 par value, of which 250,000,000 shares were designated as follows:

                        Class                          Shares
                        -----                          ------
                          A                          250,000,000

and 250,000,000 shares were undesignated.

          (b) The total number of shares of stock which the Company shall be authorized to issue upon the filing of these Articles Supplementary for record with the Department is 1,000,000,000 shares of Common Stock, $0.0001 par value, of which 250,000,000 shares shall be designated as follows:

                        Class                          Shares
                        -----                          ------
                          A                          250,000,000

and 750,000,000 shares shall be undesignated.

          FOURTH: These Articles Supplementary shall become effective as of the time they are accepted by the Department for record.

          IN  WITNESS   WHEREOF,   the   Company  has  caused   these   Articles
Supplementary to be signed in its name and on its behalf by its President and attested by its Secretary as of the 28th day of March, 2000.


                                          LEUTHOLD FUNDS, INC.


                                          By: /s/ Steven C. Leuthold
                                              --------------------------------
                                              Steven C. Leuthold, President


                                          Attest: /s/ David R. Cragg
                                                  ----------------------------
                                                  David R. Cragg, Secretary


                                       2